SCHEDULE 14A
                                 (RULE 14A-1-1)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
--------------------------------

         [ ] Preliminary  proxy  statement
         [X] Definitive  proxy  statement
         [ ] Definitive additional materials
         [ ] Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-12

                   [ ] Confidential for Use of the Commission
                       Only (as permitted by Rule 14a-6(e)(2))

                            IntegraMed America, Inc.
                 ---------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

(4)      Date filed:  April 30, 1999

                            INTEGRAMED AMERICA, INC.
                             One Manhattanville Road
                            Purchase, New York 10577



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 25, 1999





To the Stockholders:


         Notice is hereby given that the Annual Meeting of the Stockholders of IntegraMed America, Inc. (the "Company") will be held on May 25, 1999, at 10:00 a.m. local time at the Company's headquarters, One Manhattanville Road, Purchase, New York 10577. The meeting is called for the following purposes:

         1.   Election of eight directors for a term of one year; and

         2.   Consideration  of  and  action  upon  such  other  matters  as may
              properly   come   before  the  meeting  or  any   adjournment   or
              adjournments thereof.

         The close of business on April 2, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                            By Order of the Board of Directors,


                                            Claude E. White
                                            Secretary

Dated:   April 30, 1999

                            INTEGRAMED AMERICA, INC.
                             One Manhattanville Road
                            Purchase, New York 10577
                                 (914) 253-8000
                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IntegraMed America, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the Company's headquarters, One Manhattanville Road, Purchase, New York 10577 on May 25, 1999, at 10:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Corporate Secretary of the Company, at the above stated address. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the meeting.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the nominees set forth under the caption "Election of Directors."

         The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is April 30, 1999.

         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

                                VOTING SECURITIES

         Holders  of shares  of Common  Stock,  par  value  $.01 per share  (the
"Common Stock") and Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") of record as of the close of business on April 2, 1999, are entitled to notice of and to vote at the meeting on all matters. On the record date there were outstanding 4,918,460 shares of Common Stock and 165,644 shares of Preferred Stock entitled to vote on all matters to be acted upon at the meeting. Each outstanding share is entitled to one vote upon all matters to be acted upon at the meeting. A majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote on any matter and represented at the meeting in person or by proxy shall constitute a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares of Common Stock and Preferred Stock so represented and entitled to vote is necessary to elect the directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares of Common Stock and/or Preferred Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

         On November 17, 1998, the Company effected a 1-for-4 reverse stock split of its Common Stock. All references in this Proxy Statement to share and per share data concerning the Common Stock have been restated to reflect the reverse stock split.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of March 31, 1999, certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock, and each director, and each executive officer named under "Executive Compensation", and all directors and executive officers of the Company as a group.

                                                    Shares of
                                                  Common Stock      Percent of
                                                  Beneficially      Common Stock
Name and Address                                  Owned (1),(2)     Outstanding
----------------                                  -------------     -----------

Entities affiliated with
Morgan Stanley Dean Witter
1585 Broadway
New York, NY 10036........................         868,822(3)(5)         17.45%

Gerardo Canet ............................         581,233(4)(5)         11.66%
Eugene R. Curcio..........................           2,500(6)                 *
Jay Higham................................          22,375(5)                 *
Claude E. White...........................           2,225(5)                 *
Donald S. Wood, Ph.D......................          19,253(5)                 *

M. Fazle Husain...........................         871,168(3)(5)         17.49%
Michael J. Levy, M.D......................          91,193(5)             1.85%
Sarason D. Liebler........................          19,113(5)                 *
Aaron S. Lifchez, M.D.....................          70,124(5)             1.42%
Patricia M. McShane, M.D..................           7,625(5)                 *
Lawrence J. Stuesser .....................          56,800(5)(7)          1.15%
Elizabeth E. Tallett......................               0                    *

All executive officers and directors
  as a group (12 persons)................. 1,594,950(3)(4)(5)(7)         31.10%


*     Represents less than 1% of outstanding shares of Common Stock

(1) For the purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2) As of March 31, 1999, there were 165,644 shares of Preferred Stock outstanding of which 150,000 shares, or 90.6%, were owned by Barry Blank (Box 32056, Phoenix, AZ 85064) as reported on his Schedule 13D filed with the Securities and Exchange Commission (the "Commission") on June 6, 1994. Upon conversion of each share of Preferred Stock owned by Mr. Blank into approximately 121,000 shares of Common Stock, he would own approximately 2.40% of the Company's outstanding Common Stock.

(3) Includes 808,822 shares of Common Stock and 60,000 shares of Common Stock issuable upon immediately exercisable warrants held by Morgan Stanley
      Venture Partners III, L.P. ("MSVP III, L.P."), Morgan Stanley Venture Investors III, L.P. ("MSVI III, L.P."), and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. ("MSVPE Fund, L.P.") (MSVP III, L.P., MSVI III, L.P, and MSVPE Fund, L.P. are collectively referred to as the "Funds"). M. Fazle Husain, a director of the Company, is a general partner of the Funds. Mr. Husain may be deemed to beneficially own the shares held by the Funds, although he has disclaimed beneficial ownership.

(4) Includes an aggregate of 484,200 shares of Common Stock owned by certain physicians, including Michael J. Levy, M.D. and Aaron S. Lifchez, M.D., for which Gerardo Canet has a proxy to vote for a two-year period with respect to (i) the election of Directors or any amendment to the Company's Amended and Restated Certificate of Incorporation affecting Directors and
      (ii) any change in stock options for management and Directors of the Company. Includes 1,250 shares held by Mr. Canet as custodian for the benefit of his granddaughter.

(5) Includes (or consists of) currently exercisable options, including options exercisable within sixty days, to purchase Common Stock as follows:
      Gerardo Canet -- 65,783; Jay Higham -- 16,875; Claude E. White -- 1,875; Donald S. Wood -- 15,841; M. Fazle Husain -- 2,346; Michael J. Levy -- 1,876; Sarason D. Liebler -- 15,000; Aaron S. Lifchez -- 3,282; Patricia
      M. McShane --4,500; and Lawrence J. Stuesser -- 11,250; and currently exercisable warrants to purchase Common Stock as follows: M. Fazle Husain -- 60,000; Michael J. Levy -- 3,750; Aaron S.
      Lifchez -- 3,750; and Patricia M. McShane --3,125.

(6) Mr. Curcio resigned as Sr. Vice President and Chief Financial Officer effective March 27, 1999.

(7) Includes 12,425 shares held by family members of Mr. Stuesser for which he disclaims beneficial ownership.

                              ELECTION OF DIRECTORS

         At the meeting, eight directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the eight persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

         The following sets forth the names and ages of the eight nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         GERARDO CANET (53) became President, Chief Executive Officer and a director of the Company effective February 14, 1994 and the Chairman of the Board effective April 19, 1994. For approximately five years prior to joining the Company, Mr. Canet held various executive management positions with Curative Health Services, Inc., most recently as Executive Vice President and President of its Wound Care Business Unit. From 1979 to 1989, Mr. Canet held various management positions with Kimberly Quality Care, Inc. (and a predecessor company), a provider of home health care services, most recently from 1987 to 1989 as Executive Vice President, Chief Operating Officer and a director of Kimberly Quality Care, Inc. Mr. Canet earned an M.B.A. from Suffolk University and a B.A. in Economics from Tufts University. Mr. Canet has been a director of Curative Health Services, Inc. since July 1991.

        M. FAZLE HUSAIN (35) became a director of the Company in January 1998. Mr. Husain is a general partner of Morgan Stanley Venture Partners III, L.P., where he has been employed since 1991, and certain partnerships affiliated with Morgan Stanley Venture Partners III, L.P. Mr. Husain is also a director of U.S. Healthworks, and Dental Co., Inc.

        MICHAEL J. LEVY, M.D. (39) became a director of the Company in March 1998. Since 1991, Dr. Levy, a board certified reproductive endocrinologist, has been a shareholder and medical director of Levy, Sagoskin and Stillman, M.D., P.C., a physician group practice that became a Network Site in March 1998. Dr. Levy graduated from the University of Cape Town Medical School.

        SARASON D. LIEBLER (62) became a director of the Company in August 1994. Mr. Liebler is President of SDL Consultants, a privately-owned consulting firm engaged in rendering general business advice. From February 1985 to December 1, 1991, Mr. Liebler served as Chief Executive Officer of American Equine Products, Inc. and served as a director of that company from February 1985 to November 1992. During the past 20 years, Mr. Liebler has been a director and/or officer of a number of companies in the fields of home health care, clinical diagnostics, high density optical storage and sporting goods. Mr. Liebler graduated from the United States Naval Academy with a B.S. in Engineering.

        AARON S. LIFCHEZ, M.D. (56) became a director of the Company in August 1997. Since 1996, Dr. Lifchez, a reproductive endocrinologist, has been a shareholder and president of Fertility Centers of Illinois, S.C., a physician group practice that became a Network Site in August 1997. Dr. Lifchez has maintained a medical practice in the Chicago area for more than the past five years. Dr. Lifchez graduated from the Chicago Medical School.

        PATRICIA M. MCSHANE, M.D. (50) became a director of the Company in March 1997 and was a Vice President of the Company in charge of medical affairs from September 1992 through February 28, 1997. Since May 1988, Dr. McShane, a board certified reproductive endocrinologist, has been, and currently is, the Medical Director of the Boston Network Site where she is engaged in the practice of medicine, specializing in infertility. Dr. McShane graduated from Tufts University School of Medicine.

        LAWRENCE J. STUESSER (57) became a director of the Company in April 1994. Since June 1996, Mr. Stuesser has been the President and Chief Executive Officer of Computer People Inc., the U.S. subsidiary of London-based Delphi Group plc. From July 1993 to May 1996, he was a private investor and business consultant. Mr. Stuesser has been a director of Curative Health Services, Inc. since 1993 and was elected its Chairman of the Board in July 1995. Mr. Stuesser also serves on the Board of Directors of American Retirement Corporation and Delphi Group plc. Mr. Stuesser was Chief Executive Officer of Kimberly Quality Care, Inc. from 1986 to July 1993, at which time that Company was acquired by the Olsten Company. Mr. Stuesser holds a B.B.A. in accounting from St. Mary's University.

        ELIZABETH E. TALLETT (50) became a director of the Company in June 1998. Since 1996, Ms. Tallett has held the positions of President and Chief Executive Officer of Dioscor, Inc. and President and Chief Executive Officer of Ellard Pharmaceuticals, Inc., both biopharmaceutical companies. In 1992 she co-founded Transcell Technologies, Inc. a carbohydrate-based pharmaceutical company, where she served as President and Chief Executive Officer until 1996. Ms. Tallett is a board member of The Principal Mutual Life Insurance Company, Varian Associates, Inc., Humascan, Inc. and Coventry Health Care, Inc. She is a founding board member of the Biotechnology Council of New Jersey and serves as its Treasurer. Ms. Tallett graduated from Nottingham University with degrees in mathematics and economics.

        Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

        The Board of Directors of the Company held six meetings, and took action by written consent eight times during the fiscal year ended December 31, 1998. Each of the directors attended at least 75% of the aggregate of all meetings of
(i) the Board of Directors and (ii) the committees thereof on which such director served during the term of his or her directorship.

        The Audit Committee consists of Messrs. Husain and Liebler, and Ms. Tallett. The Audit Committee met one time during the fiscal year ended December 31, 1998. The Audit Committee is authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company; to review the work of, and approve non-audit services performed by, such independent accountants; and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company.

        The Compensation Committee consists of Messrs. Husain and Stuesser, and Ms. Tallett. The Compensation Committee met four times during the fiscal year ended December 31, 1998. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the issuance of stock options to the Company's officers, employees and consultants and also has authority to grant options to directors who are not employees of the Company.

        The Nominating Committee, consisting of Messrs. Canet, Liebler and Stuesser, was established by the Board of Directors in February 1998 and convened two times during the fiscal year ended December 31, 1998. The Nominating Committee recommends to the Board of Directors the nominees for submission to the Stockholders for election at the Annual Meeting of Stockholders and nominees to fill vacancies on the Board between Annual Meetings of Stockholders.


                              DIRECTOR COMPENSATION

        In 1998, each of Messrs. Liebler and Stuesser was paid $10,000 as an annual retainer fee, $2,500 for membership on a Board committee and $4,500 and $3,750, respectively, in Board attendance fees. Ms. Tallett, who became a director in June 1998, was paid $5,833 as a retainer fee, $1,250 for membership on a Board committee and $3,750 in Board attendance fees. No other director received cash compensation in 1998 for services as a director.

        Under the 1994 Outside Director Stock Purchase Plan , there are reserved for issuance thereunder 31,250 shares of Common Stock, pursuant to which directors who are not full-time employees of the Company may elect to receive all or a part of their annual retainer fees, the fees payable for attending meetings of the Board and the fees payable for serving on Committees of the Board, in the form of shares of Common Stock rather than cash, provided that any such election be made at least six months prior to the date that the fees are to be paid; no such elections were made as of April 16, 1999.

         In November 1994, the Board of Directors approved the granting of Non-Incentive Options to Non-Employee Directors under the 1992 Incentive and Non-Incentive Stock Option Plan (the "1992 Plan"). Each Non-Employee Director, upon initial election to the Board of Directors, is granted an option to purchase 7,500 shares of Common Stock ("Initial Option") at an exercise price equal to the closing price of the Common Stock on the date immediately preceding election to the Board. 25% of the shares subject to the Initial Option become exercisable one year from the grant; thereafter the shares become exercisable every three months at the rate of 6.25% of the total number of shares subject to the option. Annually, upon re-election, Non-Employee Directors are granted an option to purchase 1,500 shares of Common Stock ("Re-election Option") at a price equal to the closing price of the Common Stock on the date of re-election. 50% of the shares subject to the Re-election Option vest one year from the date of grant and the balance vests two years from the date of grant. During 1998, each of Mr. Husain, Dr. Levy and Ms. Tallett were granted Initial Options and each Mr. Liebler, Dr. Lifchez, Dr. McShane and Mr. Stuesser were granted Re-election Options; all at the then current fair market value.

        On August 31, 1998, the Board of Directors offered (the "Repricing Offer") each employee, officer, consultant and director of the Company the right to exchange certain of his or her then outstanding options in which the exercise price per share was in excess of $4.12 (the "Exchanged Options") for new options to purchase the number of shares represented by the Exchanged Options at an exercise price equal to the fair market value of the shares on the date of the Repricing Offer (the "Repriced Options"). All of the directors were eligible to participate in the Repricing Offer, and directors exchanged an aggregate of options to purchase 82,000 shares of Common Stock. See "Compensation Committee Report on Option Repricing."

        SDL Consultants, a company owned by Sarason D. Liebler, who became a director of the Company in August 1994, rendered consulting services to the Company for aggregate fees of approximately $43,000, $93,000 and $17,000 during 1998, 1997 and 1996, respectively. The approximately $43,000 paid to Mr. Liebler in 1998 primarily related to services rendered to the Company in assisting with the recruitment of several senior management persons and included reimbursement of expenses. In addition, in part consideration of consulting services rendered to the Company in 1997, the Company also granted a Non-Incentive Option to Mr. Liebler on October 21, 1997 to purchase 10,000 of shares of Common Stock at an exercise price of $4.12 per share, 25% of which shares become exercisable one year from the date of grant; thereafter the shares become exercisable every three months at the rate of 6.25% of the total number of shares subject to the option.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

        The following sets forth the business experience of executive officers who are not also directors of the Company.

        EUGENE R. CURCIO served as Vice President of Finance and Chief Financial Officer from April 1998 to March 1999. Prior to joining the Company, Mr. Curcio was Vice President of the Kaufman Group Division of Superior Consultant Company, Inc., a national, publicly-traded healthcare consulting company. Between 1978 and 1997, Mr. Curcio held several positions with Central Connecticut Health Alliance, a multi-provider organization, the last of which was Senior Vice President and CFO. Mr. Curcio received his MBA from the University of Pittsburgh Graduate School of Business and is a CPA.

        JAY HIGHAM became Vice President of Marketing and Development in October 1994. In January 1999, Mr. Higham was promoted to Senior Vice President of Marketing and Development. For four years prior to joining the Company, Mr. Higham held a variety of executive positions, the most current of which was as Vice President of Health Systems Development for South Shore Hospital and South Shore Health and Education Corporation where he developed and implemented a strategy for integration with physician group practices and managed care payors. Mr. Higham earned an M.H.S.A. from George Washington University.

        CLAUDE E. WHITE joined the Company in March 1995 as General Counsel and Assistant Secretary. In January 1998, Mr. White became Corporate Secretary, in addition to General Counsel. Prior to joining the Company, Mr. White was engaged in the practice of law with William A. Thomas, Jr. & Associates, a New Jersey law firm, since 1993. Mr. White has served as General Counsel of several major companies over the past 10 years, including Burns International Security Services, Inc., Staff Builders, Inc. and Quality Care, Inc. Mr. White received his B.A. degree in Political Science from Rutgers College and J.D. degree from Rutgers School of Law.

        DONALD S. WOOD, PH.D. joined the Company in April 1991 as its Vice President of Genetics. Dr. Wood became President and Chief Operating Officer of the Reproductive Science Center Division in 1997 and was promoted to Senior Vice President and Chief Operating Officer in January 1999. From 1989 through March 1991, Dr. Wood was the Executive Vice President and Chief Scientific Officer of Odyssey Biomedical Corp., a genetic testing company which he co-founded and which was acquired by IG Labs, Inc. in December 1990. Dr. Wood received a Ph.D. in Physiology from Washington State University and completed a post-doctoral fellowship in neurology at the Columbia/Presbyterian Medical Center in New York, where he subsequently was appointed an Assistant Professor of Neurology.

                             EXECUTIVE COMPENSATION

        The following table sets forth a summary of the compensation paid or accrued by the Company during the years ended December 31, 1998, 1997 and 1996 for the Company's Chief Executive Officer and for the four most highly compensated executive officers (the "Named Executive Officers"), including one who is no longer serving as an officer of the Company.



                           SUMMARY COMPENSATION TABLE
                                                                      Long Term
                                                                    Compensation
                                                                    ------------
                                                                     Securities
                                                  Annual             Underlying
                                               Compensation            Options
Name and Principal Position         Year    Salary ($)   Bonus ($)   Granted (#)
---------------------------         ----    ----------   ---------   -----------
Gerardo Canet                       1998      240,000      43,200      73,750(4)
 President and                      1997      228,000      41,040      43,750
 Chief Executive Officer (1)        1996      220,000          --      30,000

Eugene R. Curcio
 Sr. Vice President and
 Chief Financial Officer (1), (2)   1998      123,958      18,750      30,000(4)

Jay Higham                          1998      125,000      15,000      20,000(4)
 Sr. Vice President, Marketing      1997      120,000      12,600          --
 and Development (1)                1996      125,000          --      10,000

Claude E. White                     1998      102,000       7,650       6,375(4)
 General Counsel                    1997       57,000       4,425          --
 and Secretary (1), (3)             1996       56,583       3,000          --

Donald S. Wood, Ph.D.               1998      145,000      21,750      34,589(4)
 Chief Operating Officer (1)        1997      121,738      12,285      15,000
                                    1996      112,143          --          --


 (1) Gerardo Canet, Eugene R. Curcio, Jay Higham, Claude E. White and Donald S. Wood commenced employment with the Company on February 14, 1994, April 13, 1998, October 10, 1994, March 1, 1995 and March 1, 1991, respectively.

 (2) Eugene R. Curcio resigned as Sr. Vice President of Finance and Chief Financial Officer effective March 27, 1999.

 (3) Claude E. White served the Company in a part-time capacity during 1997 and 1996.

 (4) Amount includes options that were granted during and/or prior to 1998 which were repriced in August 1998. See "Compensation Committee Report on Option Repricing".

         The following table sets forth certain information with respect to individual grants of stock options made by the Company during fiscal 1998 to the Named Executive Officers.



                             OPTIONS GRANTED IN 1998

                                                      % of                                       Potential Realizable
                                    Number of         Total                                  Value at Assumed Annual Rates
                                   Securities       Options                                 of Stock Price Appreciation for
                                   Underlying      Granted to                                        Option Term (4)
                                     Options       Employees     Exercise    Expiration
    Name                          Granted (#)(1)     in 1998     Price ($)      Date           5% ($)           10% ($)
    ----                          --------------     -------     ---------      ----           ------           -------

Gerardo Canet                        30,000(2)        1.44         4.12      08/01/2006        59,012           141,346
                                     43,750(3)        2.10         4.12      10/21/2007        47,795           166,371

Eugene R. Curcio                     15,000(3)        0.72         4.12      04/13/2008            --                --
                                     15,000           0.72         8.00      04/13/2008         6,000            12,000

Jay Higham                            6,250(3)        0.30         4.12      10/25/2004         2,391            11,452
                                      3,750(3)        0.18         4.12      11/15/2004         1,435             6,871
                                     10,000(3)        0.48         4.12      08/01/2006         8,442            30,824

Claude E. White                       1,125(3)        0.05         4.12      08/22/2005           683             2,731
                                      2,625(3)        0.13         4.12      01/07/2008         3,551            12,061
                                      2,625           0.13         5.76      01/07/2008         9,508            24,097

Donald S. Wood, Ph.D.                 3,501(3)        0.17         4.12      11/01/2001             0             1,232
                                      3,000(3)        0.14         4.12      04/19/2004         1,148             5,497
                                        588(3)        0.03         4.12      11/15/2004           225             1,077
                                      6,250(3)        0.30         4.12      02/25/2007         6,827            23,766
                                      8,750(3)        0.42         4.12      10/21/2007         9,558            33,273
                                      6,250(3)        0.30         4.12      02/26/2008         8,456            28,718
                                      6,250           0.30         8.12      02/26/2008        31,916            80,882


(1) Effective August 31, 1998, the Board of Directors approved a resolution to reprice certain stock options held by each officer, director and employee of the Company, under the 1992 Incentive and Non-Incentive Stock Option Plan and/or the 1988 Stock Option Plan. Per the resolution, stock options for which the exercise price per share was greater than $4.12 ("Exchanged Options") were exchanged for new options to purchase the same number of shares as represented by the Exchanged Options at an exercise price equal to the fair market value on the date of the Repricing Offer ("Repriced Options"). Except for the exercise price of the Repriced Options, all other terms and conditions of the options remained in full force and effect. Per the resolution, options to purchase approximately 326,000 shares of Common Stock were repriced. See "Compensation Committee Report on Option Repricing".

(2) Represents grant of a Repriced Option in connection with cancellation of an existing option. Per amendment to the option agreement at the time of repricing, 15,000 shares in which the optionee was fully vested became unexercisable until 8/31/00.

(3) Represents grant of a Repriced Option in connection with cancellation of an existing option.

(4) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. The assumed 5% and 10% annual rates of appreciation (compounded annually) over the term of the option are set forth in accordance with the rules and regulations adopted by the Commission and do not represent the Company's estimate of stock price appreciation.

      The following table sets forth certain information concerning Named Executive Officers who exercised options during 1998 and who held unexercised options at December 31, 1998:



                     AGGREGATED OPTION EXERCISES IN 1998 AND
                       OPTION VALUES AT DECEMBER 31, 1998

                                                                            Number of
                                                                     Securities Underlying           Value of Unexercised
                                                                          Unexercised                     In-the-Money
                               Shares                                      Options at                       Options at
                              Acquired                                 December 31, 1998             December 31, 1998 ($) (1)
                                 On               Value
      Name                   Exercise (#)      Realized ($)       Exercisable     Unexercisable    Exercisable    Unexercisable
      ----                   ------------      ------------       -----------     -------------    -----------    -------------


Gerardo Canet                  18,750            60,125             56,564          72,313           34,523           77,372
Eugene R. Curcio                   --                --                  0          15,000(2)             0           16,050
Jay Higham                         --                --             15,625           4,375           16,717            4,681
Claude E. White                    --                --                914           2,836              977            3,033
Donald S. Wood, Ph.D.           2,912             7,248             12,012          16,327           12,852           17,469


(1) Based upon the closing sales price of the Common Stock on the Nasdaq National Market on December 31, 1998 of $5.19 per share.

(2) Mr. Curcio resigned as an executive officer of the Company effective March 27, 1999. All options held by him expired as of the effective date of his resignation.


               COMPENSATION COMMITTEE REPORT ON OPTION REPRICING1

         On August 31, 1998, the Board of Directors offered (the "Repricing Offer") each employee, officer, consultant and director of the Company the right to exchange certain of his or her then outstanding options in which the exercise price per share was in excess of $4.12 (the "Exchanged Options") for new options to purchase the number of shares represented by the Exchanged Options at an exercise price equal to the fair market value of the shares on the date of the Repricing Offer (the "Repriced Options"). Except for the exercise price of the Repriced Options, all other terms and conditions of the options remained in full force and effect. Options to purchase an aggregate of approximately 326,000 shares of Common Stock held by employees, officers and directors were repriced in connection with the Repricing Offer.

         The Compensation Committee and the Board of Directors believe that the future growth and success of the Company is dependent upon, and the best interests of the Company and its stockholders are served by, the Company's ability to attract, retain and motivate its officers, employees and consultants consistent with the interests of its stockholders, and that the Company's stock option plans are an important factor in accomplishing these goals. It is believed that the utilization of stock options as a portion of the compensation


--------
         1 The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, whether made before or after the date of this Proxy Statement and irrespective any general incorporation language in such filing.

and incentives for officers, employees and consultants and for aligning the interests of its officers, employees and consultants with those of the Company's stockholders is critical. During 1998, the stock prices of healthcare stocks in the Company's peer group declined dramatically. Even though the Company experienced growth in revenues and increased levels of facility contribution during 1998, decline in the market prices of healthcare stocks has significantly impacted the market price of the Company's Common Stock. This resulted in an artificially depressed market price for the Company's Common Stock so that certain of the stock options granted since 1991 were significantly out-of-the money for reasons not solely related to the Company's performance, thus creating a situation that had the potential to act as a disincentive to the core group of officers and employees responsible for the ongoing profitable growth of the Company. Moreover, the depressed market price made it difficult to reconcile the incentives provided to longer term employees with those accorded newly hired persons and to integrate properly an effective equity-based incentive program for all of the officers, employees and consultants of the Company. The Compensation Committee and the Board of Directors determined that lowering the exercise price of options with a per share exercise price in excess of $4.12 per share would restore the incentive value to the options and would achieve consistency between awards granted to long-term employees and those more recently hired.


Lawrence J. Stuesser (Chairman)
M. Fazle Husain
Elizabeth E. Tallett

         The following table sets forth information concerning repricing of options held by any executive officer during the last ten completed fiscal years of the Company. During the last ten completed fiscal years of the Company, options were repriced twice; once in the fiscal year ended December 31, 1998 and once in the fiscal year ended December 31, 1994.


                            10-YEAR OPTION REPRICING


                                      Number of
                                     Securities       Market Price of                                           Expiration Date of
                                     Underlying       Stock at Time of    Exercise Price at         New        Original Option at
                                  Options Repriced      Repricing or      Time of Repricing       Exercise    Date of Repricing or
     Name                           or Amended (#)      Amendment ($)      or Amendment ($)      Price ($)          Amendment
     ----                         ----------------     ---------------     ----------------      ---------    --------------------

Gerardo Canet                         30,000              3.38                    9.37              4.12          08/01/2006(1)
                                      43,750              3.38                    8.76              4.12          10/21/2007(1)

Eugene R. Curcio                      15,000              3.38                    8.00              4.12          04/13/2008(1)

Jay Higham                            6,250               3.38                    4.36              4.12          10/25/2004(1)
                                      3,750               3.38                    5.00              4.12          11/15/2004(1)
                                      10,000              3.38                    9.48              4.12          08/01/2006(1)

Claude E. White                       1,125               3.38                   11.00              4.12          08/22/2005(1)
                                      2,625               3.38                    5.76              4.12          01/07/2008(1)

Donald S. Wood, Ph.D.                 3,501               3.38                    6.20              4.12          11/01/2001(1)
                                      3,000               3.38                   10.00              4.12          04/19/2004(1)
                                      588                 3.38                    5.00              4.12          11/15/2004(1)
                                      6,250               3.38                    6.72              4.12          02/25/2007(1)
                                      8,750               3.38                    8.76              4.12          10/21/2007(1)
                                      6,250               3.38                    8.12              4.12          02/26/2008(1)
                                      3,000               8.00                   38.00             10.00          03/09/2003(2)

Vicki L. Baldwin (3)                  4,625               8.00                   38.00             10.00          03/09/2003(2)

David J. Beames, Ph.D. (3)            3,000               8.00                   38.00             10.00          03/09/2003(2)

Patricia M. McShane, M.D. (3)         3,000               8.00                   38.00             10.00          03/09/2003(2)
                                      3,190               8.00                   32.00             10.00          09/15/2002(2)

Dwight P. Ryan (3)                    2,250               8.00                   38.00             10.00          03/09/2003(2)


(1) Represents the expiration date of the original option at the time of repricing. The expiration dates of the Repriced Options are identical to those of the original options.

(2) Represents the expiration date of the original option at the time of repricing. The expiration date of the Repriced Options is April 18, 2004.

(3) Individual was a former executive officer of the Company. All options held by such individual have expired.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         On February 14, 1994, Gerardo Canet entered into an employment agreement with the Company to serve as its President and Chief Executive Officer and was appointed as a director. Pursuant to the employment agreement, Mr. Canet receives an annual salary of $215,000 subject to increases and in February 1994 was granted options to purchase an aggregate of 35,125 shares of Common Stock. Under Mr. Canet's employment agreement, the Company may terminate his employment without cause on thirty days' notice, in which event Mr. Canet will receive, as severance pay, twelve months' salary payable monthly. In the event Mr. Canet's employment is terminated by reason of his permanent disability or death, Mr. Canet (or his legal representative) will receive six months' base salary (reduced by any payments following termination received under any long-term disability policy maintained by the Company for Mr. Canet's benefit).

         The employment agreement further provides that in the event that (i) within one year after a "Change of Control" (as defined therein) of the Company, Mr. Canet's employment terminates or there occurs a material reduction in his duties (other than by reason of his disability) or a material interference by the Company's Board of Directors with the exercise of his authority, or (ii) the Company is acquired for cash in excess of $10.00 per share of Common Stock, the stock options granted to Mr. Canet under the agreement would accelerate and become exercisable as of the date of such termination, material reduction, material interference, or cash acquisition, or, with respect to the incentive options, the earliest date thereafter consistent with certain restrictions set forth in the agreement.

         Under the employment agreement, Mr. Canet has agreed not to compete with the Company while employed by the Company and for a period of one year thereafter.
                                 --------------

         The Company is also a party to a Change in Control Severance Agreement with Mr. Canet entered into in August 1994.

         The Company is also party to Executive Retention Agreements with each of Jay Higham and Donald Wood, Vice Presidents of the Company, entered into in March 1995.

         The Change in Control Severance Agreements and the Key Executive Retention Agreements (together referred to herein as the "Agreements") provide for certain severance payments and benefits to the named executives in the event of a termination of their employment, either by the Company without cause, or by the executive for "Good Reason" (as defined below), at any time within eighteen
(18) months following a "Change in Control" (as defined below) of the Company (any such termination, a "Qualifying Termination"). More specifically, the Agreements provide the named executives with one additional year of salary, bonus (if applicable), and benefits (or equivalent), more than he or she would previously have been entitled to receive upon a termination without cause (or, additionally, in the case of Mr. Canet, certain terminations by Mr. Canet for Good Reason which would be deemed equivalent to a termination without cause under his current employment agreement). Accordingly, pursuant to the Agreements, in the event of a Qualifying Termination of the respective executive, Mr. Canet's severance has been increased to two years (from the one year severance provision which was contained in his employment agreement with the Company) and the two Vice Presidents will be paid one year's severance (the Vice Presidents not previously having been a party to a severance agreement with the Company). Pursuant to the terms of the Agreements, all incentive options granted to the respective executive would become fully vested upon a Qualifying Termination, subject to certain terms and conditions. Also, pursuant to the Agreements, the Company would be required to pay each respective executive for all reasonable fees and expenses incurred by the respective executive in litigating his or her rights, thereunder, to the extent the executive is successful in any such litigation.

         "Change in Control" under the Agreements means either: (i) any one or more changes in the aggregate composition of the Company's Board of Directors as a result of which Mr. Canet and the other individuals constituting the Board of Directors as of July 26, 1994 (the "Incumbent Board"), cease to constitute a majority of the Board of Directors, provided, however, that any individual elected to the Board by, or nominated for election by, a majority of the then-current Incumbent Board (except if such person assumes office by reason of an actual or threatened election contest) is deemed to be a member of the then-current Incumbent Board; or (ii) the closing of the cash acquisition in the event the Company is acquired for cash in excess of $10.00 per share of Common Stock, except in either case (i) or (ii) if the executive is or was a member of the Board and approved such event in writing or by vote at a meeting of the Board.

         "Good Reason" under the Agreements consists of any of the following grounds based on which the named executive terminates his or her own employment within eighteen (18) months following a Change in Control of the Company: (i) a material reduction in the Executive's duties, title(s) or offices, or a material interference with his or her authority or status by the Board of Directors; (ii) a relocation of the Company's principal executive offices to a location at least fifty (50) miles from the Company's current offices in Purchase, New York; (iii) in the case of Mr. Canet, a material breach of or default by the Company under his employment agreement; (iv) in the case of any of the Vice Presidents, in the event Mr. Canet's employment as President and Chief Executive Officer of the Company is terminated (other than due to the death or permanent disability of Mr. Canet) within the eighteen (18) month period following a Change in Control by either the Company (other than for cause) or Mr. Canet for good Reason; (v) if the executive's total salary and cash bonus opportunities for a fiscal year (which includes any portion of the eighteen-month period following a Change in Control) are less than 90% of the total salary and cash bonus compensation opportunities made available to the executive in the then most recently completed fiscal year; (vi) the failure of the Company to continue in effect any material benefits or perquisites or insurance plans in which the executive was participating unless substituted for with substantially similar benefits, or in the event the Company takes actions which would adversely affect the executive's participation in, or materially reduce the executive's benefits under, such plans, or deprive the executive of a material fringe benefit; (vii) the Company (either in one transaction or a series of related transactions) sells or otherwise disposes of, not in the ordinary course of business, assets or earning power aggregating more than 30% of the assets or earning power of the Company (or the Company and its subsidiaries), unless the executive is or was a member of the Board and approved any of the foregoing either in writing or by vote at a meeting of the Board; (viii) a material breach of or default by the Company under the Agreements which is not cured by the Company within thirty days after its receipt or prior written notice thereof from the executive; or (ix) a purported termination for cause by the Company of the executive's employment within the eighteen (18) month period following a Change in Control which is not effected in compliance with certain procedural requirements (such as notice and an opportunity for the executive to be heard, together with his counsel, before the Board).


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that the required filings applicable to the Company's executive officers, and greater than 10% beneficial owners were made on a timely basis for the year ended December 31, 1998 except that Eugene R. Curcio failed to file timely an Initial Report on Form 3.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31,1998 the members of the Compensation Committee were Messrs. Stuesser (Chairman) and Husain, and Ms. Tallett.

         The Company has maintained a consulting arrangement with SDL Consultants, a privately-owned consulting firm engaged in rendering general business advice, of which Mr. Liebler is President. During the fiscal year ended December 31, 1998 the Company paid SDL Consultants approximately $43,000 in consulting fees, which were primarily related to services rendered to the Company in assisting with the recruitment of several senior management persons and included reimbursement for expenses.

         Each of Messrs. Liebler and Stuesser was paid $10,000 as an annual retainer fee, $2,500 for membership on a Board committee and $4,500 and $3,750, respectively, in Board attendance fees. Ms. Tallett, who became a director in June 1998, was paid $5,833 as a retainer fee, $1,250 for membership on a Board committee and $3,750 in Board attendance fees.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION2

         The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee's informal executive compensation philosophy (which applies generally to all Company management, including the President and Chief Executive Officer, Gerardo Canet) considers a number of factors, which may include:

         o rewarding eligible employees who have achieved specific business and financial success during the fiscal year;

         o giving eligible employees the incentive to strive for higher productivity, efficiency and quality of service; and

         o  encouraging the "best" people to join and stay with the Company.

         Compensation structures for senior management generally include a combination of salary, bonuses and stock options. Specific executive officer base salary is determined based on a range of measures and by comparison to the compensation of executive officers of comparable companies. During the fiscal year ended December 31, 1998, the bonuses of senior management were derived in accordance with a predetermined percent of base salary. The actual bonuses were based on two components. One component was based on the Company's performance during the fiscal year ended December 31, 1998 versus the 1998 budget. The second component was based on the achievement of specific milestones. The Compensation Committee also endorses the position that equity ownership by senior management is beneficial in aligning their interest with those of stockholders', especially in the enhancement of stockholder value. The Compensation Committee considers the Company's performance under these measures and uses its subjective judgment and discretion in approving individual compensation. Mr. Canet's base salary is established pursuant to an employment agreement, although his bonus is determined in the same fashion as other executive officers.


Lawrence J. Stuesser (Chairman)
M. Fazle Husain
Elizabeth E. Tallett

--------
         2 The material in this report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, whether made before or after the date of this Proxy Statement and irrespective any general incorporation language in such filing.

Performance Graph3



                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------

                             1993    1994     1995     1996      1997      1998
                             ----    ----     ----     ----      ----      ----

INMD Common Stock             100      48      145       65        73        52
Peer Group                    100     140      348      231       254        97
NASDAQ Stock Market (U.S.)    100      98      138      170       208       294


         The above graph compares the five-year cumulative total return for INMD Common Stock with the comparable cumulative return of the NASDAQ Stock Market (U.S.) and a peer group index. The peer group index includes American Oncology Res. Inc., FPA Medical Management, Coastal Physician Group Inc., MedPartners, Inc., Pediatrix Med Group, Inc., Php Healthcare Corp., Phycor, Inc., Phymatrix Corp., Physician Reliance Network, Physicians Resource Group and Sheridan Healthcare Inc. The Company selected these companies for the peer group based on the nature of such companies' businesses.

         The graph assumes $100 was invested on December 31, 1993 in INMD Common Stock and $100 was invested at that same time in each of the NASDAQ and peer group indexes. The comparison assumes that all dividends were reinvested. Measurement points are at the last trading day of the years ended December 31, 1993, 1994, 1995, 1996, 1997 and 1998.

--------

         3 The material in this chart is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, whether made before or after the date of this Proxy Statement and irrespective any general incorporation language in such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Dr. Patricia M. McShane, became a director of the Company in March 1997 and was a Vice President of the Company in charge of medical affairs from September 1992 through February 28, 1997. Since May 1988, Dr. McShane has been, and currently is, the Medical Director of MPD Medical Associates (MA) P.C. ("the Boston Medical Practice") where she is engaged in the practice of medicine, specializing in infertility. The Company is a party to a management agreement with the Boston Medical Practice. During the fiscal years ended December 31, 1998 and 1997, the Boston Medical Practice paid approximately $1,941,000 and $1,833,000 in management fees, respectively, to the Company pursuant to such management agreement. Dr. McShane is the sole stockholder of the Boston Medical Practice. In connection with the extension of the management agreement in November 1998, Dr. McShane received warrants to purchase 12,500 shares of the Company's Common Stock at an exercise price equal to $4.12 per share.

         SDL Consultants, a company owned by Sarason D. Liebler, a Company director, rendered consulting services to the Company during 1998, 1997 and 1996 for aggregate fees of approximately $43,000, $93,000 and $17,000, respectively. The approximately $43,000 paid to Mr. Liebler in 1998 primarily related to services rendered to the Company in assisting with the recruitment of several senior management persons and included reimbursement of expenses.

         In January 1998, the Company sold for a total purchase price of $5,500,000 an aggregate of 808,824 shares of Common Stock, $.01 par value, to Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P.
(collectively, the "Funds") and warrants expiring January 23, 2002 to purchase 60,000 shares of Common Stock, $.01 par value, at an exercise price of $.01 per share (the "Warrants"). The Funds were granted registration rights with respect to the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants. The Funds also have the right to designate nominees for election to the Company's Board of Directors based on their proportionate voting interest in the Company. In addition, the Funds are required to vote all of their voting securities for nominees to the Company' Board of Directors who have been recommended by the Company's Board of Directors. Mr. Husain, a director of the Company, is a general partner of the Funds.

         The Company is a party to a management agreement with Fertility Centers of Illinois, S.C. ("FCI"). Dr. Lifchez, a director of the Company, is a principal stockholder and officer of FCI. In connection with the extension of the management agreement in March 1998, Dr. Lifchez received warrants to purchase 3,750 shares of the Company's Common Stock at an exercise price equal to the then current fair market value of the Company's Common Stock. In August 1998, such warrants were exchanged for new warrants to purchase the number of shares represented by such exchanged warrants at an exercise price equal to $4.12 per share. During the fiscal years ended December 31, 1998 and 1997, FCI paid approximately $2,313,000 and $791,000 in management fees, respectively, to the Company pursuant to the management agreement.

         In March 1998, the Company acquired the majority of the outstanding stock of Shady Grove Fertility Centers, Inc. ("Shady Grove") which is a party to a management agreement with Levy, Sagoskin and Stillman, M.D., P.C. ("LS&S"). Dr. Levy, a director of the Company, is a principal stockholder of LS&S. In connection with the extension of the management agreement in April 1998, Dr. Levy received warrants to purchase 3,750 shares of the Company's Common Stock at an exercise price equal to the then current fair market value of the Company's Common Stock. In August 1998, such warrants were exchanged for new warrants to purchase the number of shares represented by such exchanged warrants at an exercise price equal to $4.12 per share. Pursuant to a submanagement agreement between Shady Grove and the Company, the Company is entitled to receive management fees for services provided to LS&S. During the fiscal year ended December 31, 1998, Shady Grove paid approximately $842,000 in management fees to the Company pursuant to the submanagement agreement.

                                     GENERAL

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

         The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Mr. Claude
E. White, Secretary of IntegraMed America, Inc., One Manhattanville Road, Purchase, New York 10577.


                              STOCKHOLDER PROPOSALS

         The Annual Meeting of Stockholders for the fiscal year ending December 31, 1999 is expected to be held in June 2000. All proposals intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than December 31, 1999 for inclusion in the Proxy Statement and form of proxy related to that meeting.

                                         By Order of the Board of Directors,

                                         Gerardo Canet
                                         Chairman of the Board, President
                                         and Chief Executive Officer

Dated:   April 30, 1999

                                     Proxy


                            IntegraMed America, Inc.

                         Annual Meeting of Stockholders

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Gerardo Canet or Claude E. White as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's headquarters, One Manhattanville Road, Purchase, New York 10577 on May 25, 1999 at 10:00 a.m. and at any adjournments thereof, and to vote the shares of Common Stock and/or Preferred Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse:

                         (To be Signed on Reverse Side)



         [EXAMPLE] Please mark your votes as in this example

            FOR all nominees                   WITHHOLD AUTHORITY
            listed at right(except             to vote for all nominees listed
            as marked to the contrary          at right
            below)
                                                                                Nominees:
                                                                                -------------
                                                                                Gerardo Canet
1.   ELECTION OF DIRECTORS                                                      M. Fazle Husain
                                                                                Michael J. Levy, M.D.
(INSTRUCTIONS: To withhold authority to                                         Sarason D. Liebler
vote for any  nominee, print that                                               Aaron S. Lifchez, M.D.
nominees name(s) on the line provided                                           Patricia M. McShane, M.D.
below)                                                                          Lawrence J. Stuesser
                                                                                Elizabeth E. Tallett
______________________________________________


     In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

     The shares of Common Stock and/or Preferred Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock and/or Preferred Stock will be voted FOR the election of the nominees.


Signature___________________ Date__________ Signature______________Date_________

Note:    (Please date, sign as name appears above, and return  promptly.  If the shares of Common Stock and/or  Preferred  Stock are  registered  in the names  of two or more  persons,  each  should  sign.  When  signing  as
         Corporate  Officer,  Partner,  Executor,   Administrator,   Trustee  or
         Guardian,  please  give full  title.  Please  note any  changes in your address alongside the address as it appears in the proxy.)